                                                                       Exhibit 8
                                                                  Execution Copy


                                6,000,000 Shares

                            GOLDEN STATE BANCORP INC.

                     Common Stock par value $1.00 per share


                             REGISTRATION AGREEMENT


                                                               December 13, 2000


CREDIT SUISSE FIRST BOSTON CORPORATION
    Eleven Madison Avenue
      New York, NY 10010-3629
CREDIT SUISSE FIRST BOSTON INTERNATIONAL
C/O CREDIT SUISSE FIRST BOSTON CORPORATION
    Eleven Madison Avenue
      New York, NY 10010-3629


Dear Sirs and Mesdames:

         1. Introductory. (a) Underlying SAILS Transactions. GSB Investments Corp. (the "Stockholder"), a wholly-owned subsidiary of Mafco Holdings Inc. ("Mafco"), Mafco, Credit Suisse First Boston International, as purchaser, and Credit Suisse First Boston Corporation, as agent, (1) have executed an agreement entitled "Terms and Conditions for Private SAILS" (the "First Term Sheet") dated December 13, 2000, relating to forward sales by the Stockholder of up to 3,000,000 shares of Common Stock, par value $1.00 per share, (the "Common Stock") of Golden State Bancorp Inc. (the "Company") to Credit Suisse First Boston International and (2) plan to execute an agreement entitled "Terms and Conditions for Private SAILS" (the "Second Term Sheet") in the future, relating to forward sales by the Stockholder of up to 3,000,000 shares of Common Stock of the Company to Credit Suisse First Boston International (the transactions in clause (1) and (2) together, the "SAILS Transactions"). As used herein, the term "Executed Term Sheets" shall mean, initially, the First Term Sheet and, after the Second Term Sheet is executed, the First and Second Term Sheets together. In connection with hedging its exposure under the SAILS Transactions, Credit Suisse First Boston Corporation and Credit Suisse First Boston International may execute, from time to time, sales (the "Sales") of up to 6,000,000 shares of Common Stock (the "Securities") pursuant to two registration statements each on Form S-3 under the Securities Act of 1933, as amended (the "Act"). Credit Suisse First Boston Corporation and Credit Suisse First Boston International are herein referred to as the "CSFB Entities". In connection with the SAILS Transactions and the Sales, the Stockholder, Mafco, the Company and the CSFB Entities agree with each other as follows:

         (b) Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the Act, a registration statement on Form S-3 (File Number 333-37322) relating to shares of Common Stock, 1,356,323 shares (the "First Shelf Securities") of which remain available for sale under such registration statement and a registration statement on Form S-3 (File Number 333-50756) including a prospectus, relating to 6,000,000 shares of Common Stock (the "Second Shelf Securities" and, together with the First Shelf Securities, the "Shelf Securities"). The Company proposes to file with the Commission pursuant to Rule 429 under the Act a prospectus supplement

(the "Prospectus Supplement") specifically relating to the Sales. The registration statements as amended to the date of this Agreement are hereinafter referred to as the "Registration Statements". The related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statements, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended, and the rule and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statements, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the filing of any documents under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         2. Representations and Warranties of the Company, the Stockholder and Mafco. (a) The Company represents and warrants to, and agrees with, the CSFB Entities that:

                  (i) The Registration Statements have been declared effective by the Commission under the Act; no stop order suspending the effectiveness of either of the Registration Statements has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statements and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Act and do not and will not, as of the applicable effective date as to each of the Registration Statements and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented on each date until the final Closing Date (as defined in the Executed Term Sheets), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statements or the Prospectus made in reliance upon and in conformity with information relating to the CSFB Entities furnished to the Company in writing by the CSFB Entities expressly for use therein.

                  (ii) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole(a "Material Adverse Effect").

                  (iv) Each subsidiary of the Company that is a significant subsidiary (as defined in Section 1-02(w) of Regulation S-X ("Regulation S-X") of the Commission) of the Company (each of such corporations or other legal entities being hereinafter referred to as a "Subsidiary" and all such corporations or other legal entities being, collectively, the "Subsidiaries") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                  (v) All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus.

                  (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any CSFB Entity for a brokerage commission, finder's fee or other like payment.

                  (vii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance by the Company of its obligations hereunder except such as have been obtained and made under the Act and such as may be required under state securities laws.

                  (viii) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or
         (b) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (c) the charter or by-laws of the Company or any such Subsidiary, except in the case of clauses (a) or (b), for such breaches, violations, defaults that would not be reasonably likely to have a Material Adverse Effect.

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Except as disclosed in the Prospectus and except as would not be reasonably likely to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (xi) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that are reasonably likely to have a Material Adverse Effect.

                  (xii) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that is reasonably likely to have a Material Adverse Effect.

                  (xiii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim is reasonably likely to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (xiv) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are reasonably likely to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities as described in the Prospectus; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (xv) KPMG LLP ("KPMG") are independent public accountants with respect to the Company as required by the Act.

                  (xvi) The financial statements included in the Registration Statements and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statements present fairly the information required to be stated therein.

                  (xvii) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (xvii) The Company is not an "investment company" as defined in the Investment Company Act of 1940.

         (b) Each of the Stockholder and Mafco, severally represents and warrants to, and agrees with, the CSFB Entities that:

                  (i) It has duly authorized, executed and delivered this Agreement.

                  (ii) The Registration Statements and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Act and do not and will not, as of the applicable effective date as to each of the Registration Statements and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented on each date until the final Closing Date (as defined in the Executed Term Sheets), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall apply only to statements or omissions in the Registration Statements or the Prospectus made in reliance upon and in conformity with information relating to the Stockholder or Mafco furnished to the Company by the Stockholder or Mafco expressly for use therein.

                  (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between it and any person that would give rise to a valid claim against the Company or the CSFB Entities for a brokerage commission, finder's fee or other like payment.

         3. Sales of Common Stock. It is understood that the CSFB Entities propose to offer the Securities for sale to the public as set forth in the Prospectus.

         4. Certain Agreements of the Company, the Stockholder and Mafco. The Company agrees with CSFB Entities, the Stockholder and Mafco that:

                  (a) The Company will file the Prospectus, the form of which is consented to by the CSFB Entities (which consent shall not be unreasonably withheld), with the Commission pursuant to and in accordance with Rule 429 under the Act not later than the second business day following the execution and delivery of this Agreement. The Company will advise the CSFB Entities promptly of any such filing pursuant to Rule 429.

                  (b) The Company will advise the CSFB Entities promptly of any proposal to amend or supplement either of the Registration Statements as filed or the Prospectus and will file such amendments or supplements, the form of which is consented to by the CSFB Entities (which consent shall not be unreasonably withheld); and the Company will also advise the CSFB Entities promptly of any amendment or supplementation of either of the Registration Statements or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of either of the Registration Statements and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time until the Final Closing Date or such later date when a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by a CSFB Entity or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the CSFB Entities of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the CSFB Entities' consent to, nor the CSFB Entities' delivery of, any such amendment or supplement shall constitute a waiver of any of the additional agreements set forth in
         Section 5.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date (the "Effective Date") of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Company will furnish to the CSFB Entities copies of the Registration Statements (one of each of which will be signed and will include all exhibits), and, so long as a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by a CSFB Entity or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the CSFB Entities request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the CSFB Entities all such documents.

                  (f) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the CSFB Entities designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company is not obliged to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or take any action that would subject it to service of process in any jurisdiction in which it is not presently subject.

                  (g) During the period of five years hereafter, the Company will furnish to the CSFB Entities as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the CSFB Entities from time to time, such other information concerning the Company as the CSFB Entities may reasonably request.

                  (h) The Company will pay all expenses incident to the performance of the obligations of the Stockholder and the obligations of the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the CSFB Entities designates and the printing of memoranda relating thereto, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the CSFB Entities.

                  (i) The Company, during the period when a prospectus relating to the Securities is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The Company also will furnish the CSFB Entities with copies of all investor relations news releases. The Company will immediately notify the CSFB Entities of any downgrading in the rating of any debt securities of the Company, or any proposal to downgrade the rating of any debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Company learns of such downgrading or proposal to downgrade.

         5. Additional Covenants of the Company. The Company and the Stockholder, as applicable, agree that:

                  (a) On the first settlement date for a sale pursuant to the Prospectus (the "First Representation Date") and on each date thereafter that is the earlier of the date on which the Registration Statement or Prospectus is amended or supplemented and the thirty-first day following the most recent Representation Date (each such date, including the First Representation Date, a "Representation Date") until the final Closing Date under the Executed Term Sheets the Company agrees to cause KPMG to deliver to the CSFB Entities a letter, dated such Representation Date confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder (the "Rules and Regulations") and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included or incorporated in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included or incorporated in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included or incorporated in the Registration
                           Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any increase in the consolidated borrowings (defined as the sum of (i) borrowings from the Federal Home Loan Bank, (ii) securities sold under agreements to repurchase and (iii) other borrowings) or decreases in the stockholders' equity or total assets of the Company, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (C) for the period from the closing date of
                           the latest income statement included or incorporated in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net interest income, total non-interest income or net income;

                  except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) On each Representation Date, the Company shall cause to be delivered to the CSFB Entities an opinion, dated such Representation Date, of Christie S. Flanagan, Esq., Executive Vice President and General Counsel of the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) All outstanding shares of the Common Stock of
                  the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus;

                           (iii) The Company is not an "investment company" as
                  defined in the Investment Company Act of 1940.

                           (iv) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or, to such counsel's knowledge, any court is required to be obtained or made by the Company for the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities as described in the Prospectus, except such as have been obtained and made under the Act and such as may be required under state securities laws or pursuant to the rules of the National Association of Securities Dealers;

                           (v) The execution, delivery and performance of this
                  Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or, to such counsel's knowledge, order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary;

                           (vi) Each of the Registration Statements was declared
                  effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 429 under the Act specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statements or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each of the Registration Statements and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statements or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to either of the Registration Statements which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statements or the Prospectus; and

                           (vii) In addition, such opinion shall also contain a
                  statement that such counsel has participated in conferences with officers and representatives of the Company and representatives of the independent public accountants for the Company at which the contents of the Prospectus (including the documents incorporated therein) and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus and has not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that the Registration Statements or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Representation Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express an opinion as to the financial statements or other financial or statistical data contained in or incorporated by reference in the Registration Statements or the Prospectus);

                           (viii) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                  (c) On the Initial Representation Date, the Stockholder and Mafco shall cause to be delivered to the CSFB Entities an opinion, dated such Initial Representation Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Stockholder, to the effect that:

                           (i) No consent, approval, license, authorization or
                  validation of, or filing, qualification or registration with, any court, regulatory body, administrative agency or governmental body of the State of Delaware, the State of New York or the United States of America having jurisdiction over the Stockholder or Mafco under Applicable Laws (as defined below), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement;

                           (ii) The execution, delivery and performance of this
                  Agreement and the performance of its obligations hereunder will not (i) constitute a violation of, or a breach or default under, the terms of any of the agreements or instruments identified on a schedule to such counsel's opinion, (ii) violate or conflict with, or result in any contravention of, any Applicable Law or any judgments, orders or decrees identified on a schedule to such counsel's opinion or (iii) constitute a violation of the charter or by-laws of the Stockholder or Mafco. As used herein "Applicable Laws" means the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and the United States of America, in each case, which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation. Such counsel need not express any opinion, however, with respect to whether the execution, delivery or performance by the Stockholder or Mafco of this Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Stockholder or Mafco or any of their subsidiaries.

                           (iii) This Agreement has been duly authorized,
                  executed and delivered by each of the Stockholder and Mafco.

                  (d) On each Representation Date the Company shall furnish the CSFB Entities a certificate, dated such Representation Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state, to the best of their knowledge after reasonable investigation, that: the representations and warranties of the Company in this Agreement are true and correct as of and as if made on such Representation Date; the Company has complied with all agreements on its part to be performed hereunder at or prior to such Delivery Date; no stop order suspending the effectiveness of either of the Registration Statements has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (e) The Company agrees to cause the chief financial officer and either the general counsel or a senior counsel of the Company to participate in weekly telephonic due diligence sessions with representatives of the CSFB Entities and their counsel until the Final Closing Date.

                  (f) On the Initial Representation Date, the Stockholder and Mafco shall cause to be delivered to the CSFB entities an opinion, dated such Initial Representation Date, of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Stockholder, to the effect that:

                           (i) The execution, delivery and performance of this
                  Agreement and the performance of its obligations hereunder by each of the Stockholder and Mafco will not constitute a violation of, or a breach or default under, the terms of any of the agreements or instruments identified on the schedule to such counsel's opinion. Such counsel need not express any opinion, however, with respect to whether the execution, delivery or performance by the Stockholder or Mafco of this Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Stockholder or Mafco or any of their subsidiaries.

The Stockholder and the Company will furnish the CSFB Entities with such conformed copies of such opinions, certificates, letters and documents as the CSFB Entities reasonably request. The CSFB Entities may in their sole discretion waive compliance with any obligations of the Company hereunder.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each CSFB Entity, its partners, directors and officers and each person, if any, who controls such CSFB Entity within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such CSFB Entity may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in either of the Registration Statements, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each CSFB Entity for any legal or other expenses reasonably incurred by such CSFB Entity in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any CSFB Entity specifically for use therein, it being understood and agreed that the only such information furnished by any CSFB Entity consists of the information described as such in subsection (c) below.

         (b) Mafco and the Stockholder, jointly and severally, will indemnify and hold harmless each CSFB Entity, its partners, directors and officers and each person, if any, who controls such CSFB Entity within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such CSFB Entity may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in either of the Registration Statements, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each CSFB Entity for any legal or other expenses reasonably incurred by such CSFB Entity in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information provided to the Company by the Stockholder or Mafco expressly for use therein;

         (c) Each CSFB Entity will jointly and severally, indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each of Mafco and the Stockholder against any losses, claims, damages or liabilities to which the Company, Mafco or the Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in either of the Registration Statements, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such CSFB Entity specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, Mafco and the Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any CSFB Entity consists of the following information in the Prospectus furnished on behalf of the CSFB Entities: the information contained in the second paragraph under the caption "Supplemental Plan of Distribution".

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure to notify results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Stockholder on the one hand and the CSFB Entities on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Stockholder on the one hand and the CSFB Entities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Stockholder on the one hand and the CSFB Entities on the other shall be deemed to be in the same proportion as the total Aggregate Contract Price (as defined in the Executed Term Sheets) under the Executed Term Sheets bears to the total value to the CSFB Entities under the Executed Term Sheets on the date thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Stockholder or the CSFB Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no CSFB Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold under the Prospectus by it and distributed to the public were offered to the public exceeds the amount of any damages which such CSFB Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The CSFB Entities' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company, Mafco and the Stockholder under this Section shall be in addition to any liability which the Company, Mafco and the Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any CSFB Entity within the meaning of the Act; and the obligations of the CSFB Entities under this Section shall be in addition to any liability which the respective CSFB Entities may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed either of the Registration Statements and to each person, if any, who controls the Company within the meaning of the Act.

         7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Mafco, the Stockholder, of the Company or its officers and of the CSFB Entities set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any CSFB Entity, the Stockholder, the Company, Mafco or any of their respective representatives, officers or directors or any controlling person, and will survive all Closing Dates under the Executed Term Sheets.

         8. Notices. All communications hereunder will be in writing and, if sent to the CSFB Entities, will be mailed, delivered or telegraphed and confirmed to or care of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 135 Main Street, San Francisco, California 94105, Attention: Christie S. Flanagan, or, if sent to the Stockholder or Mafco, will be mailed, delivered or telegraphed and confirmed to it at 35 East 62nd Street, New York, New York 10021, Attention: General Counsel.

         9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the CSFB Entities' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Stockholder, Mafco, the Company and the CSFB Entities in accordance with its terms.


                              Very truly yours,

                                       GSB INVESTMENTS CORP.


                                       By:/s/ Todd J. Slotkin
                                          ---------------------------------
                                          Name:  Todd J. Slotkin
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                       MAFCO HOLDINGS INC.


                                       By:/s/ Todd J. Slotkin
                                          ---------------------------------
                                          Name:  Todd J. Slotkin
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                       GOLDEN STATE BANCORP INC.


                                       By:/s/ Christie S. Flanagan
                                          ---------------------------------
                                          Name:  Christie S. Flanagan
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

The foregoing Registration Agreement
  is hereby confirmed and accepted
  as of the date first above written.


     CREDIT SUISSE FIRST BOSTON CORPORATION


By:/s/ Joseph D. Fashano
   ----------------------------------
   Name:  Joseph D. Fashano
   Title: Director


     CREDIT SUISSE FIRST BOSTON INTERNATIONAL


By:/s/ Edmond Curtin
   ----------------------------------
   Name:  Edmond Curtin
   Title: Director-Legal and Compliance Department


By:/s/ David Bonham
   ----------------------------------
   Name:  David Bonham
   Title: Director-Legal and Compliance Department